IMMEDIATE RELEASE
Monday, March 26, 2001

                         CALPROP REPORTS FOURTH QUARTER
                               AND YEAREND RESULTS
                 Calprop Reports $3.6 million net income in 2000

MARINA DEL REY, CA, March 26, 2001 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three and twelve month periods ended December 31, 2000, today reported that it has incurred net income from operations for both the three and twelve month periods ended December 31, 2000.

      "For both the three and twelve month periods ended December 31, 2000, Calprop recognized income from operations. The Northern and Southern California markets as well as the Denver Metro market continue to provide strong housing sales, and as a result on March 18, 2001, our total units in backlog remain high at 131 units, $47,117,000, up 3.0% from 166 units, $45,750,000, as of March 12,
2000. The three and twelve month results were anticipated and reflect a breakthrough for Calprop and our shareholders ," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

      For the fourth quarter, Calprop's revenues were $29.9 million, an increase of $19.2 million or 179.5% from $10.7 million of revenues in the fourth quarter a year ago. Income from development operations was $3,426,587 for the fourth quarter, up $2,947,594 compared to $478,993 in the same quarter in the prior year. The net income for the fourth quarter of 2000 was $3,108,729 or $0.30 per share on 10,461,569 weighted average shares and common stock equivalents, compared with a net loss of $(2,082,615), or $(0.20) per share on 10,289,271 weighted average shares and common stock equivalents, in the same quarter a year ago. The improved results were due primarily to the combined effects of increased sales revenue in 2000 and increasing our valuation allowance for deferred tax assets which resulted in the recognition of $1,700,000 in deferred tax expense in 1999.

      For the year-to-date period, revenues were $64.2 million, up 22.1% from $52.6 million in 1999. The income from development operations was $5,676,912 for the twelve months ended December 31, 2000, up $5,839,699 compared to a loss of $(162,787) for the same period in the prior year. The company reported a net income of $3,627,940, or $0.35 per share on 10,461,569 weighted average shares and common stock equivalents, for the twelve months ended December 31, 2000, compared with net loss of $(752,582), or $(0.07) per share on 10,289,852 weighted average shares and common stock equivalents, in the same period in 1999. The increase in results were primarily driven by a increase in sales revenue and the recognition of $2,519,521 in impairment of real estate assets in the prior year.

      "At year end 2000, we had a total of 360 single-family residences and 542 lots under development. This compares with 260 residences and 886 lots a year earlier. Real estate under development was $98,544,447 as of December 31, 2000, up $19,473,656 or 24.6% compared to $79,070,791 as of December 31, 1999. This increase reflects the ongoing development of ten projects," Zaccaglin stated.

      At December 31, 2000, shareholders' equity was $11,430,116 or $1.09 per share on 10,461,569 weighted average shares and common stock equivalents compared with $7,763,373, or $0.75 per share on 10,289,852 weighted average shares and common stock equivalents in 1999. Cash balances of $2.4 million are comparable with last year. Total trust deeds and notes payable was $87,043,731, up $13,967,560 or 19.1% compared to $73,076,171 in 1999. The Company's debt-to-equity ratio decreased to 5.8 to 1, down from 6.2 to 1 in the prior year.

      "Last year at this time I looked to 2000 to increase revenues and generate income from operations and we did. I look to 2001 to do more of the same, while acquiring additional projects in our current markets to bolster projected earnings in 2002," Zaccaglin stated.

      Calprop builds quality homes in some of the most desirable communities in both California and Colorado. The Company's common stock is traded on the OTC Bulletin Board under the symbol CLPO.

Contact: Mark F. Spiro, CFO
         310.306.4314
         mspiro@calprop.com

                                 (Table Follows)

                               CALPROP CORPORATION
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                             Three Months Ended                   Twelve Months Ended
                                                 December 31,                         December 31,
                                       -------------------------------       -------------------------------
                                           2000               1999               2000               1999
                                       ------------       ------------       ------------       ------------
Development operations:
  Real estate sales                      29,915,317         10,703,402         64,238,615         52,598,849
  Cost of real estate sales              26,488,730         10,224,409         58,561,703         50,242,115
                                       ------------       ------------       ------------       ------------
                                          3,426,587            478,993          5,676,912          2,356,734
Recognition of impairment of real
estate under development                         --                 --                 --         (2,519,521)
                                       ------------       ------------       ------------       ------------
Income (loss) from development
operations                                3,426,587            478,993          5,676,912           (162,787)
                                       ------------       ------------       ------------       ------------

Other income                                 43,431             27,447            230,643            107,610

Other expenses:
  General and administrative
  expenses                                  664,399            742,611          2,637,496          2,309,225
  Interest expense                          (13,518)            12,780                 --             70,304
                                       ------------       ------------       ------------       ------------
Total other expenses                        650,881            755,391          2,637,496          2,379,529

Minority interests                               --            117,037           (216,393)             1,249
                                       ------------       ------------       ------------       ------------

Income (loss) before provision
(benefit) for income taxes                2,819,137           (365,988)         3,486,452         (2,435,955)
Provision (Benefit) for income
taxes                                      (289,592)         1,716,627           (141,488)        (1,683,373)
                                       ------------       ------------       ------------       ------------

Net income (loss)                      $  3,108,729       ($ 2,082,615)      $  3,627,940       ($   752,582)

Net income (loss) allocable to
common stock                           $  3,108,729       ($ 2,082,615)      $  3,627,940       ($   752,582)

Diluted income (loss) per share        $       0.30       ($      0.20)      $       0.35       ($      0.07)

Weighted average shares of common
stock                                    10,461,569         10,289,271         10,461,569         10,289,852

Units Sold:
    Single-Family Homes                          31                 49                141                226
    Townhomes                                    57                  0                 78                  0
                                       ------------       ------------       ------------       ------------
        Total                                    88                 49                219                226

                                   - more -

                               CALPROP CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

Assets
                                                                                         2000              1999
                                                                                     ------------      ------------
REAL ESTATE UNDER DEVELOPMENT                                                        $ 98,544,447      $ 79,070,791

OTHER ASSETS:
    Cash and cash equivalents                                                           2,394,310         1,405,663
    Deferred and other assets                                                           6,535,343         6,500,000
    Other assets                                                                          863,412           841,189
                                                                                     ------------      ------------
          Total other assets                                                            9,793,065         8,746,852
                                                                                     ------------      ------------
                  Total assets                                                       $108,337,512      $ 87,817,643
                                                                                     ============      ============
Liabilities and Stockholders' Equity

                                                                                     ------------      ------------
TRUST DEEDS AND NOTES PAYABLE                                                        $ 66,341,488      $ 48,216,139
RELATED PARTY NOTES                                                                    20,702,243        24,860,032
                                                                                     ------------      ------------
     Total trust deeds and notes payable                                               87,043,731        73,076,171
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                                                9,316,681         6,391,621
WARRANTY RESERVES                                                                         546,984           358,287
                                                                                     ------------      ------------
     Total liabilities                                                                 96,907,396        79,826,079

MINORITY INTEREST                                                                              --           228,191
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par value; $1 stated value, 20,000,000 shares authorized;
         10,290,535 and 10,293,735 shares issued and outstanding at
         December 31, 2000 and 1999, respectively                                      10,290,535        10,293,735
     Additional paid-in capital                                                        25,849,961        25,849,961
     Deferred Compensation                                                               -105,525          -170,327
     Stock Purchase Loans                                                                -519,733          -496,934
                                                                                     ------------      ------------
     Accumulated deficit                                                              -24,085,122       -27,713,062
                                                                                     ------------      ------------
            Total Equity                                                               11,430,116         7,763,373
                                                                                     ------------      ------------
                   Total Stockholders' Equity and Liabilities                        $108,337,512      $ 87,817,643
                                                                                     ============      ============